UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	16-1685692 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA (Address of principal executive offices)	19104-2870 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:            (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Incorporated by reference herein is the description of the registrant’s shares of common stock, par value $0.001 per share (the “Common Stock”), under the heading “Description of AFN’s Capital Stock” contained in the registrant’s registration statement on Form S-4 (File No. 333-159661), originally filed with the Securities and Exchange Commission on June 2, 2009, as amended (the “Registration Statement”).

ITEM 2	EXHIBITS.

Because no other securities of the registrant are registered on the NYSE Amex LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COHEN & COMPANY INC.

Date: December 16, 2009	By:	/S/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr.
Chief Financial Officer

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